Amendment to Employment Agreement

This Amendment to the Employment Agreement by and between Lightlake Therapeutics Inc. (the “Company”) and Michael Sinclair (“Sinclair”) (collectively, the “Parties”) dated August 6, 2010 (the “2010 Agreement”), is entered into by and between the Company and Sinclair on December 31st, 2012 (the “Amendment”).

WHEREAS the 2010 Agreement appointed Sinclair as Executive Chairman (“EC”) of the Company;

WHEREAS the Company has requested that Sinclair provide services beneficial to the Company that are beyond the scope of the 2010 Agreement (the “Services”);

WHEREAS Sinclair has not been receiving meaningful cash compensation to date and has received an amount of options deemed by the Company to be inadequate to retain Sinclair as EC;

WHEREAS the Company seeks to retain Sinclair as EC; and

WHEREAS the Company seeks to provide Sinclair with additional incentive to remain EC and perform the Services;

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby mutually agree to amend the 2010 Agreement as follows:

1)	Sinclair shall provide the Services until one (1) year from the date hereof.

2)	Any compensation granted herein shall be in addition to any other option compensation previously granted by the Company to Sinclair and in addition to any accrued cash compensation owed by the Company to Sinclair.

3)	Effective January 1, 2013, Sinclair shall receive annual cash pay of US$300,000.00 unless otherwise agreed in writing by the Parties. Such pay shall be paid to Sinclair in US$75,000.00 quarterly cash installments on the first day of each calendar quarter of service: January 1, April 1, July 1, and October 1 of each year. Notwithstanding the foregoing, such annual cash pay shall be deferred until the earlier of the date on which the Company is acquired or the date on which the Company is sufficiently funded or partially funded, as determined by a majority of the Board of Directors of the Company, at which point all (or a portion of, if partially funded) unpaid installments to such date on which the Company shall be funded shall be paid to Sinclair within a reasonable amount of time and shall not be unreasonably withheld. Once the Company is appropriately funded, as determined by a majority of the Board of Directors of the Company, the Company shall pay Sinclair competitive and reasonable cash compensation on a quarterly basis, the amount of which shall be determined in good faith by Sinclair and the Company at the time that such funding is received by the Company.

4)	Sinclair shall be granted stock options for six million (6,000,000) shares of stock of the Company, exercisable at US$0.15 (“Exercise Price”) with the life of such options being five (5) years (collectively, the “Options”). Such Options may only be exercised between the following dates: (i) the date on which the Company’s price per Share has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) the Expiration Date. Such Options shall be exercisable in the form of Notice of Stock Option Grant attached as Exhibit A hereto, which Options may be exercised, where applicable, pursuant to the form of Notice of Exercise of Stock Option (the “Exercise Notice”) attached as Exhibit B hereto. Notwithstanding any provisions of the Options to the contrary, if the fair market value of one share of Common Stock (as defined in the Stock Option Plan of the Company effective December 15, 2010 (the “Stock Option Plan”)) is greater than the exercise price (at the date of calculation as set forth below), in lieu of exercising the Options for cash, the Holder (as defined in the Stock Option Plan) may elect to receive shares equal to the value (as determined below) of the Options (or the portion thereof being exercised) by surrender of the Options at the principal office of the Company together with the properly signed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Options or, if only a portion of the Options are being exercised, the portion of the Options being exercised (at the date of such calculation)

A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

Notwithstanding the foregoing, such Options may only be exercised between the following dates: (i) the earliest date on which the price per share of the Company’s Common Stock has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) their expiration date. Proportionate adjustments shall automatically be made to both the Exercise Price and number of such Options, and the price per share restriction set forth in this paragraph, in the event of a stock split, stock dividend, reclassification, recapitalization, or any other increase or decrease in the number of issued shares of the Company’s Common Stock effected without receipt of consideration by the Company, or upon any other event reasonably determined by a majority of the Board of Directors of the Company to justify such adjustments.

Within one (1) month following the date hereof, the Company shall deliver to Sinclair all Options granted herein. All such Options delivered to Sinclair as per this Amendment may be delivered to Sinclair electronically with a scanned signature, in which case they shall have the same effect and force as if they had been delivered in original signed form. For all Options granted to Sinclair electronic delivery of a signed Exercise Notice along with electronic delivery of such Options shall have the same exercise effect as surrendering such Options at the principal office of the Company together with the properly signed Exercise Notice.

All shares of the Company’s Common Stock underlying the Options set forth above shall be delivered in registered and freely transferrable form. Within one (1) year from the date hereof, the Company shall register all such stock under the Securities Act of 1933, as amended, to ensure that registered and freely transferrable Common Stock shall be delivered to Sinclair upon the exercise of the Options. Within one (1) year from the date hereof the Company shall adopt a stock incentive plan that is tax-efficient for Sinclair.

5)	Sinclair shall be granted warrants for twenty eight million five hundred thousand (28,500,000) shares of stock of the Company, exercisable at US$0.15 with the life of such warrants being five (5) years from the date hereof (the “Warrants”). Such Warrants shall be exercisable in the form of Notice of Warrant Grant attached as Exhibit C hereto, which Warrants may be exercised, where applicable, pursuant to the form of Notice of Exercise of Warrant (the “Warrant Exercise Notice”) attached as Exhibit D hereto. The Warrants shall be exercisable in whole or in part, are only exercisable for cash, and are freely transferable to other parties except as prohibited by applicable laws and regulations. Subject to the restrictions and requirements of applicable law, the Warrants are exchangeable at any time for an equal aggregate number of warrants of different denominations, as reasonably requested by the holder of the Warrants surrendering the same, or in such denominations as may be requested by the holder of the Warrants (but not exceeding the number of Warrants granted).

Notwithstanding the foregoing, such Warrants may only be exercised between the following dates: (i) the earliest date on which the price per share of the Company’s Common Stock has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) their expiration date. Proportionate adjustments shall automatically be made to both the Exercise Price and number of such Warrants, and the price per share restriction set forth in this paragraph, in the event of a stock split, stock dividend, reclassification, recapitalization, or any other increase or decrease in the number of issued shares of the Company’s Common Stock effected without receipt of consideration by the Company, or upon any other event reasonably determined by a majority of the Board of Directors of the Company to justify such adjustments.

Within one (1) month following the date hereof, the Company shall deliver to Sinclair such Warrants in original signed form. For all Warrants granted to Sinclair electronic delivery of a signed Warrant Exercise Notice along with electronic delivery of such Warrants shall have the same exercise effect as surrendering such Warrants at the principal office of the Company together with the properly signed Warrant Exercise Notice.

All shares of the Company’s Common Stock underlying the Warrants set forth above shall be delivered in registered and freely transferrable form. Within one (1) year from the date hereof, the Company shall register all such stock under the Securities Act of 1933, as amended, to ensure that registered and freely transferrable Common Stock shall be delivered to Sinclair upon the exercise of the Warrants.

6)	In the event of termination pursuant to Section 5 of the 2010 Agreement, the Company shall not be obligated to provide any further compensation to Sinclair except such options that have vested, such warrants that have been granted, and any other cash or non-cash compensation, including deferred cash compensation, to which Sinclair is entitled through the date of such termination in accordance with the terms of Section 5 of the 2010 Agreement.

7)	This Amendment shall be governed by and construed in accordance with the laws of the United States, and specifically the laws of the state of Nevada. Should a dispute arise, both parties shall subject themselves to exclusive jurisdiction of the courts of the state of Nevada.

8)	This Amendment and the 2010 Agreement constitute the entire understanding between the Parties relating to its subject matter, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof. No waiver by a Party of any breach by another Party of any term, provision or condition of this Amendment, to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. This Amendment may not be modified or amended except in writing signed by the Parties. Each of the Parties hereto agrees that this Amendment has been jointly prepared, and that no claim may be asserted by any Party that any ambiguity in this Amendment may be construed against any one Party. Except as expressly herein amended or amended in the future by the Parties, all of the terms and conditions of the 2010 Agreement shall continue in full force and effect, and the same are hereby ratified and confirmed. In the event of an inconsistency or conflict between any terms or conditions in the 2010 Agreement and in this Amendment, the terms in this Amendment shall govern.

9)	This Amendment may be executed in counterparts, each of which shall constitute an original but together shall constitute one and the same Amendment. The Parties further agree that such counterparts may be provided via scan, email, and/or facsimile to one another, each of which shall be binding upon the signatory who sends the scan, email and/or facsimile that was signed by such sending signatory. The Parties further agree to exchange the original signature pages hereof as soon as practicable after sending such scan, email and/or facsimile, but in any dispute or controversy, the Parties hereto agree that it shall not be necessary for any such Party to provide the original signature pages of the other as a condition of enforcing this Amendment, it being understood that such scan, email and/or facsimile signature pages shall be sufficient to establish the consent of the Party who sent the scan, email and/or facsimile that was signed by such sending signatory to be bound by the terms of this Amendment.

IN WITNESS WHEREOF the parties have executed this Amendment this 31st day of December 2012.

LIGHTLAKE THERAPEUTICS INC.

By:	/s/ Roger Crystal
Name:	Roger Crystal
Title:	CEO

By:	/s/ Michael Sinclair
Name:	Michael Sinclair
Title:	Chairman

EXHIBIT A

FORM OF NOTICE OF STOCK OPTION GRANT

Dear Dr. ________________ (“Optionee”),

Reference is hereby made to (i) the Stock Option Plan of Lightlake Therapeutics Inc. (the “Company”) effective December 15, 2010 (the “Stock Option Plan”), and (ii) the Employment Agreement dated August 6, 2010, between the Company and Michael Sinclair and the Amendment to the Employment Agreement dated _______________ __, ____, between the Company and Michael Sinclair (as amended, restated, or otherwise modified from time to time, the “Letter”). Capitalized terms utilized herein shall have the meanings ascribed to them in the Stock Option Plan unless otherwise defined herein.

You have been granted options to purchase Common Stock of the Company (with each share of Common Stock of the Company, a “Share”) as follows:

Board Approval Date:

Date of Grant:

Exercise Price per Share:	US$0.15

Total Number of Shares Granted:

Total Exercise Price:	Cashless exercise as per the Letter

Type of Options:	Non-Qualified Stock Options

Expiration Date:	[The date that is five (5) years from the Date of Grant]

Termination Period:	These Options may be exercised for a period of five (5) years from the Date of Grant. Optionee is responsible for keeping track of these exercise periods following termination for any reason of his service relationship with the Company, it being understood that Optionee is entitled to all rights, including compensation and vesting rights, with respect to these Options, as set forth in the Letter. The Company will not provide further notice of such periods.

Transferability:	These Options may not be transferred, except as permitted by applicable laws and regulations.

Restrictions on Exercise:	These Options may only be exercised between the following dates: (i) the earliest date on which the price per Share has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) the Expiration Date. Notwithstanding anything to the contrary contained in any agreement with the Company, it is an absolute condition of the Optionee’s right to exercise any Option that the Optionee be in full compliance with any other agreements between the Optionee and the Company, including without limitation any confidentiality agreements.

Vesting:	100% on [the date of the initial Amendment to the Employment Agreement referenced herein]

Following receipt by the Company of evidence and/or an indemnity from the Optionee to the Company in a form reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of these Options or any certificates for representing the Shares underlying these Options and, in the event of mutilation, following the surrender and cancellation of such Options or stock certificate, the Company will make and deliver replacement Options or stock certificate of like tenor and dated as of such cancellation, in lieu of these Options or stock certificates, without any charge therefor, it being understood that the making and/or delivery of such replacement Options or stock certificates by the Company will not be unreasonably withheld.  Any such replacement Options or stock certificates shall be subject to the same terms, conditions, and restrictions as these Options and any Shares underlying these Options. Subject to the restrictions and requirements of applicable law, these Options are exchangeable at any time for an equal aggregate number of options of different denominations, as reasonably requested by the Optionee surrendering the same, or in such denominations as may be requested by the Optionee (but not exceeding the number of Shares underlying the Options in these Options in the aggregate).  No service charge will be made for such registration or transfer, exchange or reissuance. Proportionate adjustments shall automatically be made to both the Exercise Price and number of these Options, and the Restrictions on Exercise, in the event of a stock split, stock dividend, reclassification, recapitalization, or any other increase or decrease in the number of issued Shares of the Company effected without receipt of consideration by the Company, or upon any other event reasonably determined by a majority of the Board of Directors of the Company to justify such adjustments.

Shares issued to you upon exercise of these Options shall be registered under the Securities Act of 1933, as amended, and shall be freely transferrable. To the extent that the terms of the Stock Option Plan differ from the terms of this Notice of Stock Option Grant (the “Notice”), the terms of this Notice supersede the terms of the Stock Option Plan.

By your signature and the signature of the Company’s representative below, you and the Company agree to the terms of these Options.

LIGHTLAKE THERAPEUTICS INC.

Optionee	Roger Crystal, Chief Executive Officer

EXHIBIT B

Form of Notice of Exercise of Stock Option

Ladies and Gentlemen:

This letter constitutes an unconditional and irrevocable notice that I hereby exercise the stock option(s) granted to me by Lightlake Therapeutics Inc., a Nevada corporation (the “Company”) on _______________ at a fair market value of US$ ______ per share. Pursuant to the terms of such option(s), I wish to purchase _______________ shares of the common stock covered by such option(s) at the exercise price(s) of US$ ______ per share via cashless exercise. These shares should be registered under the Securities Act of 1933, as amended, and delivered as follows:

Name:

Address:

Social Security Number:

I represent that I will not dispose of such shares in any manner that would involve a violation of applicable securities laws.

Dated:	By:

Name:

EXHIBIT C

FORM OF NOTICE OF WARRANT GRANT

Dear Dr. ________________ (“Warrant Holder”),

As per the Amendment to the Employment Agreement dated _______________ __, ____, between Lightlake Therapeutics Inc. (the “Company”) and Michael Sinclair, the Warrant Holder has been granted warrants (“Warrants”) to purchase Common Stock of the Company (with each share of Common Stock of the Company, a “Share”) as follows:

Board Approval Date:

Date of Grant:

Exercise Price per Share:	US$0.15

Total Number of Warrants Granted:

Total Exercise Price:	US$0.15 per Warrant

Expiration Date:	The date that is five (5) years from the Date of Grant

Termination Period:	These Warrants may be exercised for a period of five (5) years from the Date of Grant, as appropriate.

Transferability:	These Warrants may be transferred, except as prohibited by applicable laws and regulations.

Vesting:	100% on [the date of the initial Amendment to the Employment Agreement referenced herein.]

Restriction on Exercise:	These Warrants may only be exercised between the following dates: (i) the earliest date on which the price per Share has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) the Expiration Date.

Following receipt by the Company of evidence and/or an indemnity from the Warrant Holder to the Company in a form reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of these Warrants or any certificates for representing the Shares underlying these Warrants and, in the event of mutilation, following the surrender and cancellation of such Warrants or stock certificate, the Company will make and deliver replacement Warrants or stock certificate of like tenor and dated as of such cancellation, in lieu of these Warrants or stock certificates, without any charge therefor, it being understood that the making and/or delivery of such replacement Warrants or stock certificates by the Company will not be unreasonably withheld.  Any such replacement Warrants or stock certificates shall be subject to the same terms, conditions, and restrictions as these Warrants and any Shares underlying these Warrants. Subject to the restrictions and requirements of applicable law, these Warrants are exchangeable at any time for an equal aggregate number of warrants of different denominations, as reasonably requested by the Warrant Holder surrendering the same, or in such denominations as may be requested by the Warrant Holder (but not exceeding the number of Shares underlying the Warrants in these Warrants in the aggregate).  No service charge will be made for such registration or transfer, exchange or reissuance. Proportionate adjustments shall automatically be made to both the Exercise Price and number of these Warrants, and the Restriction on Exercise, in the event of a stock split, stock dividend, reclassification, recapitalization, or any other increase or decrease in the number of issued Shares of the Company effected without receipt of consideration by the Company, or upon any other event reasonably determined by a majority of the Board of Directors of the Company to justify such adjustments.

Shares issued to the Warrant Holder upon exercise of these Warrants shall be registered under the Securities Act of 1933, as amended, and shall be freely transferrable.

By signature of the Warrant Holder and the signature of the Company’s representative below, the Warrant Holder and the Company agree to the terms of these Warrants.

LIGHTLAKE THERAPEUTICS INC.

Warrant Holder	Roger Crystal, Chief Executive Officer

EXHIBIT D

Form of Notice of Exercise of Warrant

Ladies and Gentlemen:

This letter constitutes an unconditional and irrevocable notice that I hereby exercise the warrant(s) granted to me by Lightlake Therapeutics Inc., a Nevada corporation (the “Company”) on _______________ at a fair market value of US$ ______ per share. Pursuant to the terms of such warrant(s), I wish to purchase _______________ shares of the common stock covered by such warrant(s) at the exercise price(s) of US$ ______ per share via cash exercise, for a total aggregate purchase price of US$_______________, which I agree to promptly provide to the Company.

Electronic delivery of this signed notice along with electronic delivery of such warrant(s) shall have the same exercise effect as surrendering such warrant(s) at the principal office of the Company together with the properly signed Notice of Exercise of Warrant.

These shares should be registered under the Securities Act of 1933, as amended, and delivered as follows:

Name:

Address:

Social Security Number:

I represent that I will not dispose of such shares in any manner that would involve a violation of applicable securities laws.

Dated:	By:

Name: